UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPEL PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-3058238
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

201 Elliott Avenue West, Suite 260

Seattle, WA 98119

(206) 568-1466

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plans)

Adrian Adams

President and Chief Executive Officer

Impel Pharmaceuticals, Inc.

201 Elliott Avenue West, Suite 260

Seattle, WA 98119

(206) 568-1466

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Alan C. Smith, Esq.

Amanda L. Rose, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

1191 Second Avenue, Floor 10

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Impel Pharmaceuticals Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 1,186,965 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”), pursuant to the provision of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance, and (ii) 237,393 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant the provision of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2021 EIP and 2021 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on April 23, 2021 (Registration No. 333-255487) and March 29, 2022 (Registration No. 333-263959), to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant” with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)
the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 27, 2023 pursuant to Section 13 of the Exchange Act;
(b)
all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)
the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A12B (File No. 001-40343) filed on April 19, 2021 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation, as amended to date.	10-Q	001-40353	3.1	June 7, 2021

3.2	Amended and Restated Bylaws of the Registrant	10-K	001-40353	3.2	March 27, 2023

4.1	Form of Registrant’s Common Stock certificate	S-1	333-254999	4.1	April 2, 2021

5.1	Opinion of Fenwick & West LLP					X

10.1	2021 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-254999	10.4	April 19, 2021

10.2	2021 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-254999	10.5	April 19, 2021

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th day of March, 2023.

IMPEL PHARMACEUTICALS INC.

By: /s/ Adrian Adams

Adrian Adams

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adrian Adams and Rajiv Amin, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Adrian Adams	Chief Executive Officer and Director	March 27, 2023
Adrian Adams	(Principal Executive Officer)

/s/ Rajiv Amin	Vice President, Controller & Interim Chief Financial Officer	March 27, 2023
Rajiv Amin	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Allison		March 27, 2023
David Allison	Director

/s/ Timothy S. Nelson		March 27, 2023
Timothy S. Nelson	Director

/s/ H. Stewart Parker		March 27, 2023
H. Stewart Parker	Director

/s/ Ali Satvat		March 27, 2023
Ali Satvat	Director

/s/ Mahendra G. Shah		March 27, 2023
Mahendra G. Shah	Director

/s/ Diane E. Wilfong		March 27, 2023
Diane E. Wilfong	Director